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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 11, 2001

HealthTronics Surgical Services, Inc.
(Exact name of the Registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation and organization)	000-30406 (Commission File Number)	58-2210668 (I.R.S. Employer identification No.)

1841 West Oak Parkway, Suite A
Marietta, Georgia 30062
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
 770-419-0691

Item 2.    Acquisition or Disposition of Assets.

        On December 11, 2001, HealthTronics Surgical Services, Inc. ("HealthTronics") purchased all of the issued and outstanding capital stock of Litho Group, Inc. ("Litho") for $42.5 million in cash, pursuant to a Stock Purchase Agreement by and among HealthTronics and Integrated Health Services, Inc. HealthTronics also assumed certain assets and certain liabilities of Litho, which include certain debt that is secured by equipment in the operating partnerships and is funded from the operating cash flows generated by the partnerships.

        The purchase price was determined and negotiated by the parties based on the expected annual cash flow to be generated by the company purchased. HealthTronics financed the acquisition through a $50 million senior credit facility provided by Bank of America, SunTrust Bank and Regions Bank.

        HealthTronics intends to sell up to 50% of its interest in the operating partnerships of Litho to physician limited partners. The proceeds of the sale of this ownership interest will be used to reduce debt used in financing the acquisition.

        HealthTronics was advised by CannonGate Partners, LLC with respect to this acquisition. A director of HealthTronics, Michael D. Martin is the Managing Partner for CannonGate Partners, LLC.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

a.
Financial Statements

  The following consolidated audited financial statements of Litho Group, Inc. and subsidiaries (collectively the "Company") as of and for the year ended December 31, 2000 and for the nine-month period ended September 30, 2001 are provided herein:

    (1)
    Independent Auditors' Report dated February 19, 2002

    (2)
    Consolidated Balance Sheets for the year ended December 31, 2000 and the nine-month period ended September 30, 2001

    (3)
    Consolidated Statements of Earnings for the year ended December 31, 2000 and the nine-month period ended September 30, 2001

    (4)
    Consolidated Statements of Changes in Stockholder's Equity for the year ended December 31, 2000 and the nine-month period ended September 30, 2001

    (5)
    Consolidated Statements of Cash Flows for the year ended December 31, 2000 and the nine-month period ended September 30, 2001

    (6)
    Notes to consolidated financial statements for the year ended December 31, 2000 and the nine-month period ended September 30, 2001

b.
Pro Forma Financial Information

  The following unaudited combined consolidated pro forma financial statements relative to the acquisition are provided herein as follows:

    (1)
    Balance Sheet as of September 30, 2001

    (2)
    Statements of Earnings for the year ended December 31, 2000 and for the nine-month period ended September 30, 2001

  The unaudited combined consolidated pro forma statements of income give effect to the acquisition by HealthTronics of the Company, as if the acquisition had occurred on January 1 of the periods presented. The unaudited combined consolidated pro forma balance sheet gives effect to the acquisition by HealthTronics of the Company, as if the acquisition had occurred on September 30, 2001. The pro forma adjustments are based upon estimates, currently available information and certain assumptions management deems appropriate. The unaudited combined consolidated pro forma financial data presented herein are not necessarily indicative of the results that HealthTronics would have obtained had such events occurred at the beginning of the periods, as assumed, or of the future results of HealthTronics.

Independent Auditors' Report

The Board of Directors
Integrated Health Services, Inc.:

We have audited the accompanying consolidated balance sheets of Litho Group, Inc. and subsidiaries (the Company) as of December 31, 2000 and September 30, 2001 and the related consolidated statements of earnings, changes in stockholder's equity and cash flows for the year ended December 31, 2000 and the nine-month period ended September 30, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Litho Group, Inc. and subsidiaries as of December 31, 2000 and September 30, 2001 and the results of their operations and their cash flows for the year ended December 31, 2000 and the nine-month period ended September 30, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
Baltimore, Maryland February 19, 2002

LITHO GROUP, INC. AND SUBSIDIARIES
(Wholly Owned by Integrated Health Services, Inc.)

Consolidated Balance Sheets

(dollars in thousands)

	December 31, 2000	Nine months ended September 30, 2001
Assets
Current assets:
Cash and cash equivalents	$8,324	11,189
Accounts receivable, less allowance for doubtful accounts of $873 in 2000 and $861 in 2001 (note 12)	7,676	8,797
Inventory, prepaid expenses and other current assets	2,773	2,848

Total current assets	18,773	22,834
Property and equipment, net (note 2)	14,674	14,456
Goodwill, less accumulated amortization	53,709	51,516
Other assets	2,530	2,198

	$89,686	91,004

Liabilities and Stockholder's Deficit
Current liabilities:
Current maturities of long term debt (note 4)	$665	844
Accounts payable and accrued expenses (note 3)	5,787	6,990
Advances from parent company, net (note 7)	30,763	29,741

Total current liabilities	37,215	37,575
Long-term debt less current maturities (note 4)	2,387	2,251
Minority interests in consolidated partnerships	7,262	7,045
Loan payable to parent company (note 7)	129,599	129,599
Commitments and contingencies (notes 6, 10 and 11)
Stockholder's equity (deficit):
Common stock, $0.01 par value per share. Authorized 1,000 shares; 100 shares issued in 2000 and 2001	1	1
Deficit	(86,778)	(85,467)

Net stockholder's deficit	(86,777)	(85,466)

	$89,686	91,004

See accompanying notes to consolidated financial statements.

LITHO GROUP, INC. AND SUBSIDIARIES
(Wholly Owned by Integrated Health Services, Inc.)

Consolidated Statements of Earnings

(dollars in thousands)

	Year ended December 31, 2000	Nine months ended September 30, 2001
Net revenues	$57,573	41,253

Operating expenses:
Salaries, wages and benefits	12,842	9,436
Cost of goods sold	5,944	3,436
Equipment repairs and maintenance	1,976	1,519
General and administrative	9,432	6,228
Depreciation and amortization	5,100	4,086

Total operating expenses	35,294	24,705

Income from operations	22,279	16,548
Interest, net	10,856	8,139

Earnings before income taxes and minority interest	11,423	8,409
Minority interest in partnership earnings	9,600	7,048

Earnings before income taxes	1,823	1,361
Federal and state income taxes (note 5)	50	50

Net earnings	$1,773	1,311

See accompanying notes to consolidated financial statements.

LITHO GROUP, INC. AND SUBSIDIARIES
(Wholly Owned by Integrated Health Services, Inc.)

Consolidated Statements of Changes in Stockholder's Equity (Deficit)

(dollars in thousands)

Year ended December 31, 2000 and nine months ended September 30, 2001

	Common stock	Deficit
Balance at December 31, 1999	$1	(88,551)
Net earnings year ended December 31, 2000	—	1,773

Balance at December, 31, 2000	1	(86,778)
Net earnings for nine months ended September 30, 2001	—	1,311

Balance at September 30, 2001	$1	(85,467)

See accompanying notes to consolidated financial statements.

LITHO GROUP, INC. AND SUBSIDIARIES
(Wholly Owned by Integrated Health Services, Inc.)

Consolidated Statements of Cash Flows

(dollars in thousands)

	Year ended December 31, 2000	Nine months ended September 30, 2001
Cash flows from operating activities:
Net earnings	$1,773	1,311
Adjustments to reconcile net earnings to net cash provided by operating activities:
Minority interest in partnership earnings	9,600	7,048
Depreciation and amortization	5,100	4,086
Decrease (increase) in accounts receivable	603	(1,121)
Decrease (increase) in other assets	676	(75)
(Decrease) increase in accounts payable and accrued expenses	(560)	1,203

Net cash provided by operating activities	17,192	12,452

Cash flows from investing activities:
Purchases of property and equipment	(5,235)	(1,675)
Other assets	(291)	332

Net cash used in investing activities	(5,526)	(1,343)

Cash flows from financing activities:
Proceeds from borrowings of debt	2,199	969
Payment of debt	(710)	(926)
Distributions to minority interests, net of contributions	(12,115)	(7,265)
Advances from (to) parent	4,355	(1,022)

Net cash used by financing activities	(6,271)	(8,244)

Increase in cash and cash equivalents	5,395	2,865
Cash and cash equivalents, beginning of period	2,929	8,324

Cash and cash equivalents, end of period	$8,324	11,189

Cash payments for interest	$169	156

See accompanying notes to consolidated financial statements.

LITHO GROUP, INC. AND SUBSIDIARIES
(Wholly Owned by Integrated Health Services, Inc.)

Notes to Consolidated Financial Statements

(Dollars in thousands)

Year ended December 31, 2000 and nine-month period ended September 30, 2001

(1)    Description of Business and Summary of Significant Accounting Policies

        (a)    Basis of Presentation

        In December 1998, Litho Group, Inc. (Litho or the Company) was formed as a wholly owned subsidiary of Integrated Health Services, Inc. (IHS or the Parent Company) to own the various subsidiaries of IHS which held 11 Lithotripsy partnerships (Partnerships), Lithotripsy Management Associates (LMA), and Service Trends, Inc. (STI) and to manage their operations. Following the formation of Litho, IHS transferred to Litho all the capital stock of its wholly owned subsidiaries which held the controlling financial interests in substantially all of the Partnerships as a capital contribution. This was accounted for as a corporate reorganization of companies under common control.

        On September 30, 1997, IHS acquired substantially all of the assets of the Lithotripsy Division of Coram Healthcare Corporation, which consisted of 12 partnerships, LMA and STI and which operated 20 mobile lithotripsy units and 13 fixed-site units. IHS paid approximately $126.5 million in cash for the Coram Lithotripsy Division.

        The Partnerships own or lease fixed-site and self-contained mobile lithotripsy systems used to perform medical procedures predominately in the eastern half of the United States. Litho, through various wholly owned subsidiaries, serves as the managing partner of each partnership and local physicians or physician-owned entities primarily hold the limited partnership units. Litho's ownership interest in each partnership varies from 47% to 100%. As of September 30, 2001, the Company's ownership interests in significant Partnerships and other subsidiaries were as follows:

Entity and location	Date of acquisition	Percentage owned
Bay Area Partners (Bay Area)—Tampa, Florida	1997	74.62%
Midwest Urologic Stone Unit Limited Partnership (Midwest)—Minneapolis, Minnesota	1997	59.95%
Gulf South Lithotripsy, A Louisiana Partnership (Gulf South)—in Commendam, New Orleans, Louisiana	1997	47.38%
Cobb Regional Lithotripsy Partners—Marietta, Georgia	1997	51.00%
Coastal Lithotripsy Associates, L.P.—Savannah, Georgia	1997	52.40%
North Georgia Lithotripsy Partners of Atlanta—Atlanta, Georgia	1997	49.34%
North Georgia Lithotripsy Partners of Augusta—Augusta, Georgia	1997	54.43%
Mobile Lithotripter of Indiana Partners—Indianapolis, Indiana	1997	100.00%
Southwest Lithotripter Partners, Ltd.—Dallas, Texas	1997	80.00%
ServiceTrends, Inc. (STI)—Kennesaw, Georgia	1997	100.00%
Lithotripsy Management Associates—Roswell, Georgia	1997	100.00%
Allied Urological Services, L.L.C. (Allied)—New York	1998	60.00%
South Georgia Lithotripsy Partners—Macon, Georgia	1998	56.03%

        The income, losses, and cash distributions of the Partnerships are allocated based on the respective ownership interests of the partners in accordance with the partnerships agreements.

        Under the terms of the respective partnership or operating agreements, Litho, as the managing partner or general partner, has the authority to make the major financial decisions regarding the Partnerships with certain limited approval rights provided to the limited partners. Due to the majority ownership and control exhibited by Litho, the Partnerships have been consolidated in the accompanying financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation, and the pro rata share of profits and losses and partners' capital representing that portion of the Partnerships not owned by Litho have been allocated to minority interests.

        The consolidated financial statements include allocations of selling, general and administrative expenses from the IHS corporate office. Such corporate office allocations represent expenses applicable to Litho based on determinations that management believes to be reasonable. The allocations are for services provided by IHS to the Company, including financial, legal, accounting, human resources, information systems and corporate compliance services. Accordingly, expense allocations to the Company may not be representative of costs of such services to be incurred in the future (see note 7).

        (b)    Revenue Recognition

        The Company's service revenues are based upon fees charged for lithotripsy system service usage to hospitals, commercial insurance carriers, state and Federal health care agencies, and individuals, net of contractual adjustments and related discounts. The Company also provides lithotripsy system maintenance services and related sales of parts and equipment to unrelated lithotripsy system service providers. Revenue is recognized as services are rendered or products are delivered. Substantially all of the Company's service revenues are billed to patients (including third-party payors such as insurance companies and governmental programs), physicians' practices or hospitals.

        The Company adopted Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB No. 101), in the fourth quarter of 2000. SAB No. 101 provides guidance on the proper timing of revenue recognition in accordance with generally accepted accounting principles. The adoption of SAB No. 101 did not have a material effect on the Company's consolidated results of operations or financial position.

        (c)    Cash and Cash Equivalents

        Cash and cash equivalents consist of highly liquid instruments with an original maturity of three months or less.

        Under a cash management facility provided by IHS, the Company's operating cash balances are generally transferred to a centralized account and applied to reduce balances due to the parent company. The Company's cash needs for operating and other purposes are similarly provided through an increase in balances due to the parent company.

        (d)    Inventories

        Inventories consist principally of lithotripter supplies and parts and are stated at the lower of cost (first-in, first-out method) or market.

        (e)    Property and Equipment

        Property and equipment are stated at cost. Depreciation and amortization of property and equipment are computed using the straight-line method over the estimated useful lives of the assets as follows:

Buildings and improvements	40 years
Leasehold improvements	Term of lease
Medical equipment	7 to 10 years
Other equipment	5 to 10 years

        (f)    Goodwill

        The Company records as goodwill the excess of the purchase price over the fair value of the net assets of businesses acquired. Such assets are amortized on a straight-line basis. Prior to the fourth quarter of 1999, the Company used an estimated life of 40 years. However, as a result of an evaluation of the impact of the Balanced Budget Act and other factors affecting the industry, the Company changed the estimated life to 20 years. This change has been treated as a change in accounting estimate and is being recognized prospectively beginning October 1, 1999. Accumulated amortization at December 31, 2000 and September 30, 2001 was $6,713 and $8,832, respectively. Goodwill is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the goodwill, a loss is recognized for the difference between the fair value and carrying value of the goodwill.

        (g)    Income Taxes

        The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS No. 109). The Company was not a separate taxable entity during the year ended December 31, 2000 and the nine months ended September 30, 2001; however, under SFAS No. 109 the current and deferred tax expense has been allocated among the members of the IHS controlled corporate group, including the operating subsidiaries which comprise the Company.

        Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded for deferred tax assets when it is more likely than not such deferred tax assets will not be realized.

        Under current tax law, the income or loss of the Partnerships is included in the income tax return of the partners. As such, the income or loss of the Company, including its pro rata share of partnership income, is included in IHS' consolidated tax return.

        (h)    Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        (i)    Impairment of Long-Lived Assets

        Management regularly evaluates whether events or changes in circumstances have occurred that could indicate an impairment in the value of long-lived assets. In accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (SFAS No. 121), if there is an indication that the carrying value of an asset is not recoverable, the Company estimates the projected undiscounted cash flows, excluding interest, of the related individual facilities (the lowest level for which there are identifiable cash flows independent of the other groups of assets) to determine if an impairment loss should be recognized. The amount of impairment loss is determined by comparing the historical carrying value of the asset to its estimated fair value. Estimated fair value is determined through an evaluation of recent financial performance and projected discounted cash flows of its facilities using standard industry valuation techniques, including the use of independent appraisals when considered necessary.

        In September 1999, Litho in conjunction with IHS continued to evaluate the impact of the 1997 Balanced Budget Act upon the future operating results of each business line. The effects of the Balanced Budget Act have significantly reduced revenues, cash flow, and liquidity of IHS and others in the industry. As a result of the negative impact of the provisions of the Balanced Budget Act, IHS applied SFAS No. 121 as described above, which resulted in an impairment of long-lived assets for Litho. Accordingly, Litho recorded a loss on impairment of long-lived assets of $118,510 in Fiscal 1999.

        In addition to consideration of impairment upon the events or changes in circumstances described above, management regularly evaluates the remaining lives of its long-lived assets. If estimates are changed, the carrying value of affected assets is allocated over the remaining lives.

        (j)    Segment Information

        The Company operates in the lithotripsy segment of the healthcare industry. Management measures operating results on a geographic basis and therefore views each location as an operating unit. All locations provide substantially the same services. For financial reporting purposes, all of the Company's operating units are aggregated into one reportable segment.

        (k)    Comprehensive Income

        For the year ended December 31, 2000 and the nine months ended September 30, 2001 there were no differences between comprehensive income and net income.

(2)  Property and Equipment

        Property and equipment are summarized as follows:

	December 31, 2000	September 30, 2001
Land	$329	329
Buildings and improvements	980	980
Leasehold interests	1,390	1,390
Medical Equipment	33,604	35,365
Other equipment	2,945	2,928

	39,248	40,992
Less accumulated depreciation	24,574	26,536

Net property and equipment	$14,674	14,456

(3)  Accounts Payable and Accrued Expenses

        Accounts payable and accrued expenses are summarized as follows:

	December 31, 2000	September 30, 2001
Accounts payable	$4,336	4,429
Accrued salaries and wages	107	79
Other accrued expenses	1,344	2,482

	$5,787	6,990

(4)  Long-Term Debt

        Long-term debt is summarized as follows:

	December 31, 2000	September 30, 2001
9.8% mortgage payable in monthly installments through December 2006, collateralized by real property	$391	315
10.0% note payable in monthly installments through March 2007, secured by real property and equipment	599	545
10.5% note payable in monthly installments through March 2005, secured by real property and equipment	360	314
11.99% note payable in monthly installments through December 2004, secured by equipment	343	330
10.6% note payable in monthly installments through October 2002, secured by equipment	259	159
10.75% note payable in monthly installments through February 2005, secured by equipment	131	111
Line of credit, interest at prime plus 2%, due March 2003	118	94
Promissory note payable in monthly installments, interest at prime plus .5%, due August 2004	292	258
9.5% capital lease payable in monthly installments through January 2006, secured by equipment	—	359
8.5% capital lease payable in monthly installments through May 2006, secured by equipment	—	401
Other	559	209

	3,052	3,095
Less current maturities	665	844

Total long-term debt, less current portion	$2,387	2,251

        The stated principal repayments for all indebtedness as of September 30, 2001 are payable as follows for the years ended September 30:

2002	$844
2003	651
2004	689
2005	545
Thereafter	366

$3,095

(5)  Income Taxes

        The Company is included in IHS' consolidated Federal income tax return. The allocated provision for income taxes on earnings before income taxes is summarized as follows:

	Year ended December 31, 2000	Nine months ended September 30, 2001
Current	$50	50
Deferred	—	—

	$50	50

        The amount computed by applying the Federal corporate tax rate of 35% to earnings before income taxes is summarized as follows:

	Year ended December 31, 2000	Nine months ended September 30, 2001
Income taxes computed at statutory rates	$638	476
State income taxes, net of Federal tax benefit	161	133
Book expenses not deductible for tax purposes	10	7
Valuation allowance adjustment	(759)	(566)

	$50	50

        Deferred income tax liabilities (assets) are summarized as follows:

	Year ended December 31, 2000	Nine months ended September 30, 2001
Excess of book over tax basis of fixed assets	$1,221	1,846
Excess of tax over book basis of intangible assets	(39,398)	(36,659)
Allowance for doubtful accounts	(225)	(223)
Other accrued liabilities	(184)	(477)
Net operating loss carryforwards	(6,953)	(9,460)

	(45,539)	(44,973)
Valuation allowance	45,539	44,973

Net deferred tax asset	$—	—

        The provision for Federal and state income taxes is recorded using the overall effective tax rate of IHS applied to the Company's taxable income computed on a stand-alone basis. Provisions for current income taxes have been applied to the IHS intercompany account. Deferred income tax (assets) liabilities are recorded for the Company's temporary differences using the same effective tax rate. The provision for income taxes, deferred income taxes, and income taxes currently payable may have been different had the Company operated as an unaffiliated entity.

        The Company has net operating loss carryforwards calculated on a separate company basis of approximately $21,950 through December 31, 2000, and $28,091 through September 30, 2001, which expire between 2004 and 2021, and could be significantly limited by ownership changes of the Company. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Recognition of deferred tax assets will require generation of future taxable income. There can be no assurance that the Company will generate any earnings or any specific level of earnings in future years; therefore, the Company established a valuation allowance on deferred tax assets of approximately $45,539 as of December 31, 2000, and $44,973 as of September 30, 2001. The change in valuation allowance for deferred tax assets was a decrease of $566 in fiscal 2001.

(6)  Leases

        The Company leases office facilities and equipment having rental costs of $1,106 in 2000 and $949 in 2001.

(7)  Related Party Transactions

        The Company owed IHS $129,599 as of December 31, 2000 and September 30, 2001, in connection with the purchase of the Lithotripsy Division of Coram Healthcare Corporation and has classified this amount as a loan payable to parent company. This loan bears interest at 8.5%. Interest expense resulting from this loan amounted to $10,908 in 2000 and $8,181 for the nine-month period ended September 30, 2001.

        The Company owed IHS $30,763 and $29,741 as of December 31, 2000 and September 30, 2001, respectively, for various expenses paid on behalf of the Company. Such amount is a non-interest bearing obligation and is classified as a current liability.

        Selling, general and administrative expenses include allocations from the IHS corporate office for certain services provided to the Company, including financial, legal, accounting, human resources, information systems and corporate compliance services. Such corporate office allocations, which apply to all IHS divisions, represent expenses clearly applicable to Litho based on determinations that management believes to be reasonable. Such allocated charges were approximately $480 in 2000 and $409 in 2001. Management estimates that the Company's corporate administrative and general expenses on a stand-alone basis would have approximated the amounts allocated.

(8)  Fair Value of Financial Instruments

        The carrying amount of cash and cash equivalents, patient accounts receivable, other current assets, accounts payable and accrued expenses approximates fair value because of the short-term maturity of these instruments. The fair value of the Company's long-term debt is estimated based on current rates offered to the Company for similar instruments with the same remaining maturities. Management of the Company believes that the carrying amount of the above financial instruments approximates the estimated fair value.

(9)  Recent Accounting Pronouncements

        In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 141, Business Combinations (SFAS No. 141), and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS No. 142). SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS No. 141 also specifies the criteria intangible assets acquired in a purchase method business combination must meet in order to be recognized and reported apart from goodwill. SFAS No. 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 will also require that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.

        The Company is required to adopt the provisions of SFAS No. 141 effective July 1, 2001, except with regard to business combinations initiated prior to July 1, 2001, and SFAS No. 142 effective January 1, 2002. Furthermore, goodwill and intangible assets determined to have an indefinite useful life acquired in a purchase business combination completed after June 30, 2001, but before SFAS No. 142 is adopted in full, will not be amortized, but will continue to be evaluated for impairment in accordance with the appropriate pre-SFAS No. 142 accounting literature. Goodwill and intangible assets acquired in business combinations completed before July 1, 2001 will continue to be amortized and tested for impairment in accordance with the appropriate pre-SFAS No. 142 accounting requirements prior to the adoption of SFAS No. 142. The adoption of these statements is expected to reduce annual charges for amortization of goodwill by approximately $2,800.

(10)    Certain Significant Risks and Uncertainties

        The Company and others in the healthcare business are subject to certain inherent risks, including the following:

  •
  Substantial dependence on revenues derived from hospitals and physician practices which are affected by reimbursement by the Federal Medicare and state Medicaid programs;

  •
  Government regulations, government budgetary constraints and proposed legislative and regulatory changes; and

  •
  Lawsuits alleging malpractice and related claims.

        Such inherent risks require the use of certain management estimates in the preparation of the Company's financial statements and it is reasonably possible that a change in such estimates may occur.

        The Company receives payment for a portion of services rendered to patients from hospitals and physician practices which are reimbursed by the Federal government under Medicare and from the states in which its operations are located under Medicaid. Revenue derived from hospitals and physician practices represented approximately 84% of the Company's total revenue for the nine months ended September 30, 2001. Changes in Federal and state reimbursement funding mechanisms, and related government budgetary constraints could have a significant adverse effect on the Company.

        The Company is from time to time subject to malpractice and related claims and lawsuits, which arise in the normal course of business and which could have a significant effect on the Company. The Company, through its parent, IHS, maintains professional and general liability insurance with coverage and deductibles which management believes to be appropriate with respect to such claims.

        The Company believes that adequate provision for the aforementioned items has been made in the accompanying financial statements and that their ultimate resolution will not have a material effect on the financial statements.

(11)    Commitments and Contingencies

        Litho has agreements with certain of its lithotripsy partners which contemplate that Litho will acquire the remaining interest in each partnership at a defined price in the event that legislation is passed or regulations are adopted or interpreted that would prevent the physician partners from owning an interest in the partnership and using the partnerships' lithotripsy equipment for the treatment of his/her patients.

(12)    Business and Credit Concentrations

        Substantially all the Company's lithotripsy service fee revenues are provided to patients, physicians' practices and hospitals through 12 partnerships and two corporations operating in Florida, Minnesota, Louisiana, Georgia, Indiana, New Jersey, Texas, and New York. No individual payor, practice, or hospital represented a significant portion of such revenues.

(13)    Subsequent Events

        In December 2001, the Parent Company sold the outstanding stock of Litho to HealthTronics Surgical Services, Inc. for $42.5 million.

Item 7(b)—Pro Forma Financial Information

        On December 11, 2001, HealthTronics Surgical Services, Inc. ("HealthTronics") purchased all of the issued and outstanding capital stock of Litho Group, Inc.

        The following unaudited pro forma information includes the unaudited pro forma balance sheet as of September 30, 2001 as if the acquisition of Litho Group, Inc. and subsidiaries (collectively "Litho") had occurred on that date, and includes the unaudited pro forma statements of operations for the year ended December 31, 2000 and for the nine-month period ended September 30, 2001 as if the acquisition of Litho had occurred on January 1 of the periods presented. These pro forma statements do not necessarily reflect the results of operations as they would have been if HealthTronics had completed the acquisition on the dates indicated above. The acquisition of Litho was accounted for as a purchase. The pro forma adjustments are based on information available at the time of this Form 8-K/A. This unaudited pro forma information should be read in conjunction with the separate financial statements and notes of HealthTronics Surgical Services, Inc. and Litho.

        The total estimated purchase price of the acquisition has been allocated on a preliminary basis to assets and liabilities based on management's estimate of their fair values. These allocations are subject to change pending the completion of the final analysis of the total purchase price and fair values of the assets acquired and liabilities assumed. The impact of any of these changes could be material.

Pro Forma Combined Condensed Balance Sheet

AS OF SEPTEMBER 30, 2001

(Dollars in thousands)

(UNAUDITED)

	HISTORICAL HEALTHTRONICS SURGICAL SERVICES	LITHO (1)	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
CURRENT ASSETS
Cash and cash equivalents	$3,534	$11,189	$(7,393	)(2)	$7,330
Trade accounts receivable, net	10,986	8,797			19,783
Inventory	2,419	2,105			4,524
Due from affiliated partnerships	198	—			198
Vendor deposits	754	—			754
Prepaid expenses	457	743			1,200
Deferred income taxes	279	—			279

TOTAL CURRENT ASSETS	18,627	22,834	(7,393)		34,068
Property and equipment	15,754	14,456			30,210
Partnership investments	382	—			382
Goodwill, net	3,268	51,516	(23,981	)(2)	30,803
Patent license	38	—			38
Other assets	290	2,198			2,488

TOTAL ASSETS	$38,359	$91,004	$(31,374)		$97,989

CURRENT LIABILITIES
Trade accounts payable	$1,072	$4,429			$5,501
Customer deposits	170	—			170
Income taxes payable	1,055	100			1,155
Warranty accrual	77	—			77
Other accrued expenses	1,191	2,461			3,652
Short-term borrowings	1,748	—			1,748
Current portion of long-term debt	1,484	844			2,328
Advances from parent company	—	29,741	(29,741	)(2)	—

TOTAL CURRENT LIABILITIES	6,797	37,575	(29,741)		14,631
Long-term debt, less current portion	1,693	2,251	42,500	(3)	46,444
Deferred income taxes	664	—			664
Deferred profit on medical device sales to related parties	420	—			420
Minority interest	7,729	7,045			14,774
Other liabilities	239	—			239
Loan payable to parent company	—	129,599	(129,599	)(2)	—

TOTAL LIABILITIES	17,542	176,470	(116,840)		77,172
Stockholders' equity:
Common stock	13,837	1	(1)	(2)	13,837
Treasury stock	(282)	—			(282)
Retained earnings	7,262	(85,467)	85,467	(2)	7,262

Net stockholders' equity	20,817	(85,466)	85,466		20,817

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$38,359	$91,004	$(31,374)		$97,989

1.
Represents the September 30, 2001 balance sheet of Litho. Certain amounts have been reclassified to conform the presentation of Litho to HealthTronics.

2.
Represents the adjustments required to record the purchase accounting related to the acquisition of Litho. Such adjustments include removal of cash not received in the acquisition, removal of the payables to parent company not assumed in the acquisition, removal of Litho goodwill and recording of goodwill arising from the acquisition.

3.
Represents the adjustment to record the debt incurred for the acquisition.

Pro Forma Combined Condensed Statements of Income

FOR THE YEAR ENDED DECEMBER 31, 2000

(Dollars in thousands)

(UNAUDITED)

	HISTORICAL
	HEALTHTRONICS SURGICAL SERVICES	LITHO (1)	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
Net revenue	$33,846	$57,573			$91,419
Cost of devices, service parts, consumables	9,839	7,920			17,759

	24,007	49,653			73,660
Salaries, general and administrative expenses	11,016	22,274			33,290
Depreciation and amortization	2,621	5,100	(2,727	)(2)	4,994

	10,370	22,279	2,727		35,376
Equity in earnings of unconsolidated partnerships	165	—			165
Partnership distributions from cost based investments	388	—			388
Gain on sale of investment interest	740	—			740
Interest expense, net	(143)	(10,856)	8,383	(3)	(2,616)

Income before minority interest and income taxes	11,520	11,423	11,110		34,053
Minority interest	(7,039)	(9,600)			(16,639)

Income before income taxes	4,481	1,823	11,110		17,414
Provision for income taxes	(1,860)	(50)	(5,229	)(4)	(7,139)

Net income	$2,621	$1,773	$5,881		$10,275
Basic and diluted income per common share:
Basic	$0.24				$0.95

Diluted	$0.24				$0.93

Weighted average common shares outstanding:
Basic	10,826,228				10,826,228

Diluted	11,098,480				11,098,480

1.
The historical amounts represent the results of Litho for the year ended December 31, 2000 adjusted to conform with HealthTronics presentation of revenue and expenses.

2.
Adjustment to reduce amortization expense due to the elimination of Litho goodwill.

3.
Adjustment to reduce interest expense due to the elimination of Litho's loan payable to parent which was not assumed by HealthTronics ($10,908) and to record additional interest expense related to the debt incurred for the acquisition ($2,525).

4.
Adjustment to record income tax expense at HeathTronics' tax rate of 41%.

Pro Forma Combined Condensed Statements of Income

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

(Dollars in thousands)

(UNAUDITED)

	HISTORICAL
	HEALTHTRONICS SURGICAL SERVICES	LITHO (1)	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
Net revenue	$29,506	$41,253			$70,759
Cost of devices, service parts, consumables	6,064	4,955			11,019

	23,442	36,298			59,740
Salaries, general and administrative expenses	12,459	15,664			28,123
Depreciation and amortization	3,093	4,086	(2,119	)(2)	5,060

	7,890	16,548	2,119		26,557
Equity in earnings of unconsolidated partnerships	127	—			127
Partnership distributions from cost based investments	331	—			331
Gain on sale of investment interest	3,726	—			3,726
Interest expense, net	(137)	(8,139)	6,287	(3)	(1,989)

Income before minority interest and income taxes	11,937	8,409	8,406		28,752
Minority interest	(7,153)	(7,048)			(14,201)

Income before income taxes	4,784	1,361	8,406		14,551
Provision for income taxes	(1,961)	(50)	(3,955	)(4)	(5,966)

Net income	$2,823	$1,311	$4,451		$8,585
Basic and diluted income per common share:
Basic	$0.26				$0.78

Diluted	$0.25				$0.76

Weighted average common shares outstanding:
Basic	10,981,897				10,981,897

Diluted	11,259,646				11,259,646

1.
The historical amounts represent the results of Litho for the nine months ended September 30, 2001 adjusted to conform with HealthTronics presentation of revenue and expenses.

2.
Adjustment to reduce amortization expense due to the elimination of Litho goodwill.

3.
Adjustment to reduce interest expense due to the elimination of Litho's loan payable to parent which was not assumed by HealthTronics ($8,181) and to record additional interest expense related to the debt incurred for the acquisition ($1,894).

4.
Adjustment to record income tax expense at HealthTronics' rate of 41%.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HEALTHTRONICS SURGICAL SERVICES, INC.

Dated: February 25, 2002	By:	/s/ VICTORIA W. BECK Victoria W. Beck Chief Accounting Officer

QuickLinks

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Independent Auditors' Report
LITHO GROUP, INC. AND SUBSIDIARIES (Wholly Owned by Integrated Health Services, Inc.) Consolidated Balance Sheets (dollars in thousands)
LITHO GROUP, INC. AND SUBSIDIARIES (Wholly Owned by Integrated Health Services, Inc.) Consolidated Statements of Earnings (dollars in thousands)
LITHO GROUP, INC. AND SUBSIDIARIES (Wholly Owned by Integrated Health Services, Inc.) Consolidated Statements of Changes in Stockholder's Equity (Deficit) (dollars in thousands) Year ended December 31, 2000 and nine months ended September 30, 2001
LITHO GROUP, INC. AND SUBSIDIARIES (Wholly Owned by Integrated Health Services, Inc.) Consolidated Statements of Cash Flows (dollars in thousands)
LITHO GROUP, INC. AND SUBSIDIARIES (Wholly Owned by Integrated Health Services, Inc.) Notes to Consolidated Financial Statements (Dollars in thousands) Year ended December 31, 2000 and nine-month period ended September 30, 2001
Item 7(b)—Pro Forma Financial Information
Pro Forma Combined Condensed Balance Sheet AS OF SEPTEMBER 30, 2001 (Dollars in thousands) (UNAUDITED)
Pro Forma Combined Condensed Statements of Income FOR THE YEAR ENDED DECEMBER 31, 2000 (Dollars in thousands) (UNAUDITED)
Pro Forma Combined Condensed Statements of Income FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 (Dollars in thousands) (UNAUDITED)
SIGNATURES